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                                                                     EXHIBIT 4.7




                               AMENDMENT NO. 1 TO
                   IRREVOCABLE LETTER OF CREDIT NO. 1992RFS1


                                                        Date: September 13, 1994

                                                        Letter of Credit No.
                                                        1992RFS1 issued on
                                                        October 8, 1992

General Electric Capital Corporation,
  as Collateral Agent
  and as Assignee of
  Blue Hawk Funding Corporation
2323 N. Central Expressway, Suite 101
Richardson, Texas  75080
Attention:  Harold Goehl

Ladies and Gentlemen:

         General Electric Capital Corporation Irrevocable Letter of Credit No. 1992RFS1 issued on October 8, 1992 (the "Letter of Credit") is hereby amended, effective immediately, as follows:

                 1. The dollar figure "$86,250,000" in line 14 of the first paragraph on page 1 of the Letter of Credit is hereby deleted and replaced with the dollar figure "$69,000,000".

                 2. The date "October 30, 1995" in lines 1 and 2 of the first full paragraph on page 4 of the Letter of Credit is hereby deleted and replaced with the date "October 30, 1996".

         All other terms and conditions of the Letter of Credit remain unchanged.

         This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

                                                       Very truly yours,

                                                       GENERAL ELECTRIC CAPITAL
                                                       CORPORATION



                                                       By______________________
                                                          Authorized Signatory
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Agreed to and accepted
by, as of September 13, 1994:

GENERAL ELECTRIC CAPITAL CORPORATION,
  as Collateral Agent and as
  Assignee of Blue Hawk Funding
  Corporation



By______________________
  Name:
  Title:


BLUE HAWK FUNDING CORPORATION



By______________________
  Name:
  Title:





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